Exhibit 99.10

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Spartan Acquisition Corp. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Geoffrey Strong and James Crossen (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the shares of Class A Common Stock or Class B Common Stock of Spartan Acquisition Corp. II (the “Company” or “Spartan”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on , 2021 at Eastern Time via live webcast at https://www.cstproxy.com/spartanspacii/2021, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2A, 2B, 2C, 2D, 3, 4, 5, and 7 and “FOR ALL NOMINEES” ON PROPOSAL NO. 6 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	☒	SPARTAN ACQUISITION CORP. II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2A, 2B, 2C, 2D, 3, 4, 5, AND 7 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 6.

(1)

The Business Combination Proposal – To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement, dated as of January 23, 2021 (the “Business Combination Agreement”) by and among Spartan, SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“MergerCo1”), SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“MergerCo2”), SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings I”), SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan (“Holdings II”), SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub (“OpCo Merger Sub” and collectively with MergerCo1, MergerCo2, Holdings I, Holdings II and Spartan Sub, the “Spartan Subsidiaries”), Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), FTV-Sunlight, Inc., a Delaware corporation (“FTV Blocker”), and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company (“Tiger Blocker,” and collectively with FTV Blocker, the “Blockers”), pursuant to which, among other things, (i) OpCo Merger Sub will merge with and into Sunlight, with Sunlight surviving the merger, (ii) MergerCo1 will merge with and into FTV Blocker, with FTV Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, FTV Blocker will merge with and into Holdings I, with Holdings I surviving the merger as a wholly owned subsidiary of Spartan, (iii) MergerCo2 will merge with and into Tiger Blocker, with Tiger Blocker surviving as a wholly owned subsidiary of Spartan and immediately thereafter, Tiger Blocker will merge with and into Holdings II, with Holdings II surviving the merger as a wholly owned subsidiary of Spartan and (iv) thereafter Spartan will contribute all of its remaining assets (other than the membership interests in each of Holdings I, Holdings II and Spartan Sub) to Spartan Sub and Spartan Sub in turn will contribute such assets to Sunlight and (b) approve the transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐	(3)

The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of up to (a) an aggregate of 115,000,000 shares of Class A Common Stock, including, without limitation, (i) in connection with the Business Combination, (ii) to the investors in the private offering of Class A Common Stock to certain investors in connection with the Business Combination (the “PIPE Financing”), which shall occur immediately prior to or substantially concurrently with, and is contingent upon, the consummation of the transactions contemplated by the Business Combination Agreement, and (iii) as a result of the redemption of any of the common units representing limited liability company interests in Sunlight (the “Sunlight Class EX Units”) as designated in the Fifth Amended and Restated Limited Liability Company Agreement which will be entered into by and among Sunlight, Sunlight Financial Holdings, Spartan Sub and certain members named therein concurrently with the Closing (the “Sunlight A&R LLC Agreement”) and a corresponding number of shares of Class C Common Stock pursuant to the Sunlight A&R LLC Agreement (including any such Sunlight Class EX Units and shares of Class C Common Stock issuable upon the exercise of any of the outstanding warrants to purchase outstanding units representing limited liability company interests in Sunlight (the “Sunlight Warrants”) after the Closing, which will be immediately redeemed for shares of Class A Common Stock upon such exercise, unless the exercising holder elects otherwise); and (b) an aggregate of 50,000,000 shares of Class C Common Stock in connection with the Business Combination (the “NYSE Proposal”).

						FOR ☐	AGAINST ☐	ABSTAIN ☐

(2A)

The Authorized Share Charter Sub-Proposal: To (a) increase the number of authorized shares of Spartan’s capital stock, par value $0.0001 per share (“Common Stock”), from (i) 271,000,000 shares, consisting of 270,000,000 shares of Common Stock, including 250,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”) and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”) to (ii) an aggregate of 500,000,000 shares, consisting of 465,000,000 shares of Common Stock, including 400,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B Common Stock and 45,000,000 shares of Class C common stock, par value $0.0001 per share, of Sunlight Financial Holdings (“Class C Common Stock”), which will be a new class of non-economic common stock issued at the Closing, and 35,000,000 shares of Preferred Stock; and (b) specify the rights of the Class C Common Stock in order to provide for our “Up-C” structure (the “Authorized Share Charter Sub-Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐	(4)	The 2021 Plan Proposal – To consider and vote upon a proposal to approve and adopt the Sunlight Financial Holdings 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2B)

The Additional Charter Sub-Proposal: To make certain other changes that the Spartan Board deems appropriate for a public company, including changing the post-combination company’s name to “Sunlight Financial Holdings Inc.,” removing the provision that Spartan elects to not be subject to Section 203 of the Delaware General Corporation Law, eliminating the right of stockholders to act by written consent and certain other changes (the “Additional Charter Sub-Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2C)	The Bylaw Amendment Charter Sub-Proposal – To require the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Sunlight Financial Holdings’ capital stock entitled to vote generally in the election of directors, voting together as a single class, for the stockholders of Sunlight Financial Holdings to adopt, amend or repeal any provision of Sunlight Financial Holdings’ bylaws (the “Bylaw Amendment Charter Sub-Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐	(5)	The ESPP Proposal – To consider and vote upon a proposal to approve and adopt the Sunlight Financial Holdings Employee Stock Purchase Plan (the “ESPP”) and material terms thereunder (the “ESPP Proposal”). The ESPP Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2D)	The Charter Amendment Charter Sub-Proposal — To require, except as otherwise provided in the second amended and restated certificate of incorporation of Spartan (the “Proposed Second A&R Charter”) to be adopted by Spartan prior to the closing of the Business Combination (the “Closing”), including, for example, to increase or decrease the number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of Sunlight Financial Holdings’ capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend or repeal any provision of the Proposed Second A&R Charter (the “Charter Amendment Charter Sub-Proposal” and together with the Authorized Share Charter Sub-Proposal, the Additional Charter Sub-Proposal and the Bylaw Amendment Charter Sub-Proposal, the “Charter Proposals”).	FOR ☐	AGAINST ☐	ABSTAIN ☐	(6)

The Director Election Proposal – To elect nine directors to serve staggered terms on the board of directors of Sunlight Financial Holdings post-Closing until the 2022, 2023 and 2024 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NYSE Proposal.

Nominees:

01 Matthew Potere

02 Emil Henry, Jr.

03 Brad Bernstein

04 Jennifer D. Nordquist

05 Kenneth Shea

06 Joshua Siegel

07 Philip Ryan

08 Jeanette Gorgas

09 Toan Huynh

Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below:

_____________________________

							FOR ALL NOMI- NEES ☐	WITHHOLD VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT* ☐

					(7)	The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the NYSE Proposal, the 2021 Plan Proposal, the ESPP Proposal or the Director Election Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: ________________________________________

_____________________________________________

Signature

(Signature If Held Jointly)_________________________

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name y an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2A, 2B, 2C, 2D, 3, 4, 5 and 7, and “FOR ALL NOMINEES” on Proposal No. 6. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.